EXHIBIT 99.1

PRESS RELEASE

CSG And Comcast Extend Relationship

Through June 2020

GREENWOOD VILLAGE, Colo. (Dec. 3, 2018) — CSG (NASDAQ: CSGS), a trusted partner to simplify the complexity of business transformation in the digital age, and Comcast Cable have extended their residential billing services relationship through June 30, 2020.  Terms of the extension remain consistent with the financial terms and obligations under Comcast’s existing contract with CSG.

About CSG

CSG simplifies the complexity of business transformation in the digital age for the most respected communications, media and entertainment service providers worldwide. With over 35 years of experience, CSG delivers revenue management, customer experience and digital monetization solutions for every stage of the customer lifecycle. The company is the trusted partner driving digital transformation for leading global brands, including Arrow Electronics, AT&T, Bharti Airtel, Charter Communications, Comcast, DISH, Eastlink, iflix, MTN, TalkTalk, Telefonica, Telstra and Verizon.

At CSG, we have one vision: flexible, seamless, limitless communications, information and content services for everyone. For more information, visit our website at csgi.com and follow us on LinkedIn, Twitter and Facebook.

CSG Contacts:

Brad Jones

Public Relations

CSG

+1 (303) 200-3001

Brad.jones@csgi.com

Liz Bauer

Investor Relations

CSG

+1 (303) 804-4065

Liz.bauer@csgi.com